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                                                                     Exhibit n.4

Board of Directors and Shareholders
MCG Capital Corporation

We are aware of the inclusion in Amendment No. 1 to the Registration Statement (Form N-2 No. 333-106834) of MCG Capital Corporation for the registration of 12,500,000 shares of its common stock of our report dated July 27, 2003 relating to the unaudited condensed consolidated interim financial statements of MCG Capital Corporation as of June 30, 2003 and for the six month periods ended
June 30, 2003 and 2002.

                                                 /s/ Ernst & Young LLP

McLean, Virginia
August 7, 2003